Exhibit 10.63

Addendum 3 To The Lease Dated 12/17/15

By and Between

Ultragenyx Pharmaceutical Inc. As Lessee and

Condiotti Enterprises, Inc. As Lessor

On or about December 17, 2015 the above Parties entered into a Lease and Addendum 1 (the “Lease”) for the entire Premises of 81 Digital Drive, Novato, California, which included approximately 25,100sf.  On or about March 14, 2016 the Parties executed Addendum 2, which added approximately 4,388sf of first and second floor office at 77 Digital, the Term for which has been extended to December 31, 2020.

The Parties now wish to incorporate the following provisions into that Lease:

57. There shall be added to the Lease approximately 13,000sf of Building at 77 Digital Drive, currently identified as suites 100 and 150, and consisting of approximately 3,783sf of office space and 9,217sf of warehouse space.

58. The Term for this additional space shall be from September 22, 2017 to December 31, 2020.

59. The anniversary date for this additional space shall be January 1.

60. Base Monthly Rent for this additional space shall be $13,945.75 NNN for the period October 1, 2017 to December 31, 2018.  Thereafter, the Base Monthly Rent shall be adjusted per the Terms of the Lease.  Lessee may have immediate occupancy of this additional space upon receipt by Lessor of this executed agreement and Lessee’s certificate of insurance adding the space per the terms of the Lease.

61. In all other terms, conditions and obligations the Lease shall remain in full force and effect.

Agreed to and effective as of the 22nd day of September 2017.

__/s/ Emil Kakkis______________________                                              __/s/ Jann Warz_________________

Emil Kakkis, CEO                                                                                                Jan Warz, VP of Leasing and COO

Ultragenyx Pharmaceutical Inc.                                                                     Condiotti Enterprises, Inc.

Date:___12/19/2017__________________         Date:___12/19/2017_____________

Record # 27135_UGNX Reviewer AU